UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2017

INTERNATIONAL BARRIER TECHNOLOGY INC.

(Exact name of registrant as specified in its charter)

000-20412

(Commission File Number)

British Columbia, Canada	N/A
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

510 4th Street North, Watkins, Minnesota, USA  55389

 (Address of principal executive offices) (Zip Code)

(800) 638-4570

Issuer’s telephone number

                                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07

Submission of Matters to a Vote of Security Holders.

At the special meeting of the holders of common shares of International Barrier Technology Inc. held on September 28, 2017, the shareholders voted on the following matters:

1.

Approval of Plan of Arrangement.  The shareholders approved the Company’s proposed plan of arrangement between the Company, Louisiana-Pacific Corporation, and Louisiana-Pacific Canada Ltd, as more particularly set forth in the Company’s information circular dated August 28, 2017.

For:   30,923,951

Against:    63,640

Abstain/Non-votes:  0

Item 7.01

Regulation FD Disclosure.

On September 28, 2017, the Company issued a press release entitled “International Barrier Receives Shareholder Approval of Plan of Arrangement”.

A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this report, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01  Financial Statements and Exhibits.

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1

News release dated September 28, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Barrier Technology Inc.
Date	September 29, 2017	(Registrant)
/s/ Melissa McElwee
Melissa McElwee, CFO